UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               -------------------

                         Date of Report: April 28, 1999

                               -------------------


                               W.W. GRAINGER, INC.
             (Exact name of registrant as specified in its charter)


        ILLINOIS                     1-5684                       36-1150280
(State or other jurisdiction   (Commission File No.)          (I.R.S. Employer
   of incorporation or                                       Identification No.)
     organization)


            455 Knightsbridge Parkway
             Lincolnshire, Illinois                            60069-3620
    (Address of principal executive offices)                   (Zip Code)


      Registrant's telephone number, including area code: (847) 793-9030

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Item 5.  Other Events.

On April 28, 1999, the Board of Directors of W.W. Grainger, Inc., an Illinois corporation (the "Company"), declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.50 per share (the "Common Shares"), of the Company. The dividend is payable on May 15, 1999 to shareholders of record on May 10, 1999 (the "Record Date").

Except as described below, each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A-1999 Junior Participating Preferred Stock, par value $5.00 per share (a "Preferred Share"), of the Company at an exercise price of $250 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The terms of the Rights are set forth in the Rights Agreement dated as of April 28, 1999 (the "Rights Agreement") between the Company and BankBoston, N.A., as rights agent (the "Rights Agent").

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares (the date of such announcement being called the "Shares Acquisition Date") or
(ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

The descendants of W.W. Grainger, the descendants of E.O. Slavik, certain relatives of such descendants, certain charitable organizations and certain entities controlled by or for the benefit of such persons are not Acquiring Persons or affiliated or associated persons for any purposes under the Rights Agreement.

The Rights Agreement provides that, until the Distribution Date (or the earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or the earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date. Such separate Right Certificates alone will evidence the Rights.

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The Rights are not  exercisable  until the  Distribution  Date.  The Rights will expire on May 15, 2009 (the "Final Expiration Date") unless the Rights are earlier redeemed by the Company, as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-hundredth of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

If the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. If (i) any person becomes an Acquiring Person or
(ii) during such time as there is an Acquiring Person, there shall be a reclassification of securities or a recapitalization or reorganization of the

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Company or other  transaction  or series of  transactions  involving the Company which has the effect of increasing by more than l% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by the Acquiring Person, then each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right; provided, however, that no Right shall be exercisable after an event described in this sentence until after the expiration of the power of the Board of Directors of the Company to redeem the Rights, as described below.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares or Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares or Preferred Shares, as the case may be, on the last trading day prior to the date of exercise.

At any time until 30 days following the Shares Acquisition Date (or such earlier time as may be determined by the Board of Directors), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights. Such an amendment could, among other things, lower the threshold for exercisability of the Rights from 15% to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group (other than certain persons or groups which are excluded from the Rights Agreement's definition of the term "Acquiring Person") and (ii) 10%, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

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                                                                           5

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors.

The Rights Agreement is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified by reference to the Rights Agreement.


Item 7.  Financial Statements and Exhibits.

Exhibit Index:
                                                                         Exhibit
                                                                          Index
(c)   Exhibits (numbered in accordance with Item 601                     -------
      of Regulation S-K)

      4.   Form of Rights  Agreement  dated as of April 28,  1999
           between  W.W. Grainger, Inc. and BankBoston, N.A.,
           as rights agent.                                                7-53

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                       W.W. GRAINGER, INC.


                                              By:         /s/ J. D. Fluno
                                                      --------------------------
                                                      J. D. Fluno, Vice Chairman



Date: April 28, 1999

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